Exhibit 23.1


                           Larry O'Donnell, CPA, P.C.

Telephone (303) 745-4545                                  2280 South Xanadu Way
                                                                      Suite 370
                                                        Aurora, Colorado  80014



                        INDEPENDENT ACCOUNTANT'S CONSENT



        I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of EQUICAP, INC., and any amendments thereto, and in any related Prospectus, of my auditor's report dated January 21, 2000 accompanying the financial statements of EQUICAP, INC. included in their Registration Statement on Form 10SB-12G (and Form 12SB-12G/A) for the years ended
December 31, 1999 and 1998.

Larry O'Donnell, CPA, P.C.

Aurora, Colorado
October 20, 2000